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                                                                       EXHIBIT 5

                                   LAW OFFICES
                                  McAfee & Taft
                           A PROFESSIONAL CORPORATION
                        10TH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                       OKLAHOMA CITY, OKLAHOMA 73102-7103
                                 (405) 235-9621
                               FAX (405) 235-0439
                            http://www.mcafeetaft.com


                                  June 11, 2002

Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas  75057-6424

                                 Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission today with respect to:

         o 3,500,000 shares of common stock, $2.50 par value per share (the "Common Stock"), to be issued pursuant to the Fleming Companies, Inc. 2002 Stock Incentive Plan,

         o 1,800,000 shares of Common Stock to be issued pursuant to the Fleming Companies, Inc. 2002 Associate Stock Purchase Plan,

         o 750,000 shares of Common Stock to be issued pursuant to the Fleming Companies, Inc. 2002 AIM High Plus Incentive Plan (collectively, the "Plans"),

         o 100,000 shares of Common Stock to be issued pursuant to the Non-Qualified Stock Option Agreement by and between Fleming Companies, Inc. (the "Company") and Timothy La Beau dated December 30, 2001, and

         o 200,000 shares of Common Stock to be issued pursuant to the Non-Qualified Stock Option Agreement by and between the Company and J.R. Campbell dated December 18, 2001.

         We have examined your corporate records and made such other investigations as we deemed appropriate for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. Fleming Companies, Inc. (the "Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma.

         2. The issuance of the Common Stock has been duly authorized by appropriate corporate action on behalf of the Company.

         3. When issued and paid for pursuant to the Plans, the Common Stock will be validly issued, and will be fully paid and non-assessable.


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         We hereby consent to the inclusion of this opinion as an exhibit to the above mentioned Registration Statement.


                                      Very Truly Yours,

                                      MCAFEE & TAFT A PROFESSIONAL CORPORATION